Exhibit 10.1
DICK’S SPORTING GOODS, INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) dated as of ______________, is by and between Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), and ______________ (the “Indemnitee”).
RECITALS:
WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;
WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as a director of the Company;
WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of companies in today’s environment;
WHEREAS, increased corporate litigation has subjected directors of public companies to litigation risks and expenses, and has increased the risk that the Company will be unable to retain and attract as directors the most capable persons available;
WHEREAS, the Company has determined that an inability to retain and attract as directors the most capable persons would be detrimental to the interests of the Company;
WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses and the advancement of expenses in connection with litigation to the fullest extent permitted by law and as set forth in this Agreement, and to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies (regardless, among other things, of any amendment to, or revocation of any provision of, the Amended and Restated Certificate of Incorporation (the “Charter”) or Bylaws (as amended and restated, the “Bylaws”), or any change in the ownership of the Company or the composition of its Board of Directors (the “Board”));
WHEREAS, the Company and Indemnitee desire to enter into this Agreement in order for Indemnitee to rely upon the rights afforded under this Agreement in accepting and continuing in Indemnitee’s position as a director of the Company; and
WHEREAS, this Agreement is a supplement to, and in furtherance of, the Charter and Bylaws and any resolutions adopted pursuant thereto and shall not be deemed a substitute thereof, nor to diminish or abrogate any rights of Indemnitee thereunder.
NOW, THEREFORE, in consideration of the foregoing and the Indemnitee's agreement to provide, or continue to provide, services to the Company directly, or at the Company’s request, to another Enterprise, the parties, intending to be legally bound hereby, agree as follows:

1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Beneficial Owner” has the meaning given to the term ‘beneficial owner’ in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b)    “Change in Control” means the occurrence after the date of this Agreement of any of the following events:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Class B Permitted Holder (as such term is defined in the Charter) through a tender offer, open market purchases and/or other purchases is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
(ii)    a majority of the Board shall be comprised of persons who (A) were elected in one or more contested elections for the Board (including through the use of any proxy access procedures included in the Constituent Documents) and (B) had not been nominated when they were first elected by the then existing Board;
(iii)    a merger or consolidation of the Company with or into another corporation is effected, other than a merger or consolidation (A) that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in this Section 1(b)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale of all or substantially all of the Company’s assets.
(c)    “Claim” means:
(i)    any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative, legislative or other, whether formal or informal, or any appeal of any kind therefrom, whether instituted by or in the right of the Company, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party and whether made pursuant to federal, state or other law; or
(ii)    any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Company, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Indemnitee believes might lead to the institution of any such action, suit, proceeding¸ arbitration, or alternative dispute resolution mechanism.
(d)    “Constituent Documents” means the Charter and the Bylaws of the Company, as may from time to time be further amended and restated.
(e)    “Delaware Court” means the Court of Chancery of the State of Delaware.
(f)    “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
(g)    “Expenses” means any and all expenses, including attorneys' and experts' fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any bond (including, without limitation, any cost bonds, appeals bonds, appraisal bonds or their equivalents), and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. The parties agree that for purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.
(h)    “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.
(i)    “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).
(j)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and neither presently performs, nor in the past five (5) years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall “Independent Counsel” be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.
(k)    “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.
(l)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
(m)    “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) below.
(n)    “Voting Securities” means any securities of the Company that vote generally in the election of directors.
2.    Services to the Company. Indemnitee agrees to serve, or continue to serve, as a director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprises) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with and/or service to the Company or any of its subsidiaries or Enterprises is at will and that Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprises), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company's Constituent Documents or Delaware law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company or, at the request of the Company, of any of its subsidiaries or Enterprises, as provided in Section 12 hereof.
3.    Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, including, without limitation, the Delaware General Corporation Law (the “DGCL”), or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.
4.    Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with reviewing, investigating, defending, settling or appealing any Claim arising out of an Indemnifiable Event. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within ten (10) business days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to the Company an undertaking to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. The Company shall make the Expense Advances contemplated by this Section 4 regardless of the Indemnitee’s financial ability to make repayment, and regardless of whether indemnification of the Indemnitee by the Company will ultimately be required. Any Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon. Except as specifically set forth in this Section 4, the Company shall not impose on the Indemnitee additional conditions to Expense Advances or require from the Indemnitee additional undertakings regarding repayment. The right to Expense Advance shall not apply to (i) any Claim against an officer, director or other agent of the Company brought by the Company and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such officer, director or other agent or wrongful disclosure of confidential information, or (ii) any claim for which indemnification is excluded pursuant to this Agreement.
5.    Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.
6.    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
7.    Notification and Defense of Claims.
(a)    Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim, and any other documentation as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company's ability to participate in the defense of such claim was materially and adversely affected by such failure.
(b)    Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof (including representation of the Indemnitee) with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the

Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined, with advice of counsel, that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim (including for any Claim asserted by or in the right of the Company), (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.
8.    Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.
9.    Determination of Right to Indemnification.
(a)    Mandatory Indemnification; Indemnification as a Witness.
(i)    To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.
(ii)    To the extent that Indemnitee's involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and/or serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b)    Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination (1) of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and (2) that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:
(i)    if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and
(ii)    if a Change in Control shall have occurred, (A) by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee, or (B) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board.
The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten (10) business days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination. Indemnitee shall cooperate with the person making the Standard of Conduct Determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to making such determination. The person making the Standard of Conduct Determination shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.
(c)    Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within thirty (30) days after the later of (i) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (ii) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
(d)    Payment of Indemnification. If, in regard to any Losses:
(i)    Indemnitee shall be entitled to indemnification pursuant to Section 9(a);
(ii)    no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or
(iii)    Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within five (5) business days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.
(e)    Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five (5) days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the grounds that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(j), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Delaware Court to resolve any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).
(f)    Presumptions and Defenses.
(i)    Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
(ii)    Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company or any other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder. Whether or not the foregoing provisions of this Section 9(f)(ii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(iii)    No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.
(iv)    Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition). In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.
(v)    Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i). The Company shall have the burden of proof and burden of persuasion to overcome this presumption by clear and convincing evidence.
(g)    Enforcement of Right to Payment. If (i) the Company (including by its directors, stockholders or any Independent Counsel) determines that the Indemnitee is not entitled to be indemnified in whole or in part under applicable law, (ii) any amount of indemnifiable Losses is not paid in full by the Company according to Section 9(d) after a determination is made pursuant to Section 9(c) that the Indemnitee is entitled to be indemnified, or (iii) any amount of Expense Advances is not paid in full by the Company in accordance with Section 4 after a request and an undertaking pursuant to Section 4 have been received by the Company, in each case, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper, either challenging any such determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of indemnifiable Losses or Expense Advances, as applicable, and otherwise to enforce the Company’s obligations under this Agreement. The Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, any determination that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding and shall not prejudice the Indemnitee, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advances, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law. The Company shall also be solely responsible for paying all costs incurred by it in defending any Claim made pursuant to this Section 9(g) challenging its determination or seeking its payment.
10.    Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:
(a)    Indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee (other than any cross claim, counterclaim or affirmative defense asserted by the Indemnitee in an action brought against Indemnitee), including any proceedings against the Company, any entity that it controls or any of the directors, officers, or employees thereof, or other indemnitees, except:
(iii)    proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous);
(iv)    where the Company has joined in or the Board has consented to the initiation of such proceedings; or
(v)    the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law,
(b)    Indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.
(c)    Indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; provided that the Company shall advance Expenses in connection with Indemnitee's defense of a claim under Section 16(b) of the Exchange Act, which advances shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such Expenses.
(d)    Indemnify or advance funds to Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or in respect of claw-back provisions promulgated under the rules and regulations of the Securities and Exchange Commission (the “SEC”) or the New York Stock Exchange or other applicable securities exchange (the “NYSE”), or Company policy adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and/or the rules and regulations of the SEC and the NYSE.
(e)    Indemnify Indemnitee for Expenses or Losses for which payment has actually been made to or on behalf of Indemnitee under any D&O Insurance (as hereinafter defined) policy, the Constituent Documents, Other Indemnity Provision (as hereinafter defined) or otherwise of the amounts otherwise indemnifiable by the Company hereunder, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.
11.    Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company's prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses or limitation on the Indemnitee without the Indemnitee's prior written consent which shall not be unreasonably withheld. The Company shall not, on its own behalf, settle any part of any proceeding to which Indemnitee is a party with respect to other parties (including the Company) if any portion of such settlement is to be funded from insurance proceeds unless approved by (a) the written consent of Indemnitee (provided, however, that such consent shall not be unreasonably withheld) or (b) a majority of the Disinterested Directors; provided, however, that the right to constrain the Company’s use of corporate insurance as described in this Section 11 shall terminate at the time the Company concludes pursuant to the terms of the Agreement that the Indemnitee is not entitled to indemnification pursuant to this Agreement, or such indemnification obligation to Indemnitee has been fully discharged by the Company.

12.    Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.
13.    Non-Exclusivity. The rights of Indemnitee hereunder, including, without limitation, to indemnification and Expense Advance, will be in addition to, but not exclusive of, any other rights Indemnitee may have at any time under the Constituent Documents, the DGCL, any D&O Insurance policy, any other contract, vote of stockholders or directors (or a committee of directors) or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.
14.    Liability Insurance.
(a)    The Company represents that it presently has in force and effect directors’ and officers’ liability insurance covering the directors and officers of the Company (“D&O Insurance”) as discussed with the Board in September 2015 (the “Current Insurance Policies”).
(b)    For the duration of Indemnitee's service as a director of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of D&O Insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Current Insurance Policies.
(c)    In all policies of D&O Insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors by such policy.
(d)    Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.

(e)    Notwithstanding the foregoing, except as provided below in Section 14(g) in the event of a Change in Control, the Company shall have no obligation to obtain or maintain D&O Insurance coverage at least comparable to that provided by the Current Insurance Policies. All decisions as to whether and to what extent the Company maintains any D&O Insurance shall be made by the Board in its sole and absolute discretion.
(f)    Promptly after receiving notice of a Claim, whether from the Indemnitee or otherwise, the Company shall give prompt notice to its D&O Insurance carriers, and any other insurance carriers providing applicable insurance coverage to the Company, in the case of (i) and (ii), in accordance with the requirements of the respective insurance policies. The Company shall, thereafter, take all necessary or appropriate action to cause such insurance carriers to pay, on behalf of the Indemnitee, all Expenses incurred or to be incurred, and liability incurred, by the Indemnitee with respect to such Claim, in accordance with the terms of the applicable insurance policies.
(g)    At or prior to any Change in Control, the Company shall obtain a prepaid, fully-earned and non-cancellable “tail” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Change in Control with a claims period of six (6) years from the Change in Control, covering the Indemnitee, to the extent that the Indemnitee is covered by D&O Insurance immediately prior to the Change in Control, with the coverage and amounts and containing terms and conditions that are not less advantageous to the directors of the Company and its subsidiaries than those of the D&O Insurance in effect immediately prior to such Change in Control; provided, however, that the aggregate premium therefor is not in excess of 300% of the annual premium then paid by the Company for coverage for its then current policy year for such insurance, and if the premium therefor would be in excess of such amount, the Company shall purchase such “tail” policy with the greatest coverage available as to matters occurring prior to the Change in Control as is available for a cost not exceeding that premium amount. Any such tail policy may not be amended, modified, cancelled or revoked after the Change in Control by the Company or any successor thereto in any manner that is adverse to the Indemnitee.

15.    Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other Persons. At the request of the Company, Indemnitee shall execute all papers required and shall take all reasonable action necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
16.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim to the extent the Indemnitee has otherwise actually received payment (under any statute, insurance policy, any provision of the Constituent Documents, vote, or otherwise) of the amounts otherwise indemnifiable hereunder. The Company’s obligation of indemnification or Expense Advances hereunder to the Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Person shall be reduced by any amount the Indemnitee has actually received as indemnification or Expense Advance from such Person.
17.    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement, provided, however, that this Agreement is supplemental to and in furtherance of the Charter, Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder.
18.    Conflict With Constituent Documents. To the fullest extent permitted by applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Charter or Bylaws, the terms of this Agreement shall prevail.
19.    Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that, to the fullest extent permitted by applicable law, the Indemnitee is indemnified and/or reimbursed for any Indemnifiable Event and receives the Expense Advance.
20.    Noninterference. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, Expense Advance or other obligations under this Agreement.
21.    Change in Law. To the extent that a change in Delaware law or the interpretation thereof (whether by statute or judicial decision) permits broader indemnification or advancement of expenses than is provided under the terms of the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change in law. In the event of any change in Delaware law (whether by statute or judicial decision) which narrows the right of a Delaware corporation to indemnify a member of its board of directors, an officer, or other corporate agent, such changes, to the extent not required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
22.    More Favorable Indemnification Agreements. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director, officer, agent, fiduciary or manager of the Company or any of its subsidiaries containing a term or terms more favorable to the indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.
23.    Amendments and Waivers. Except as provided in Section 21 with respect to changes in Delaware law that broaden the right of Indemnitee to be indemnified by the Company and Section 22 which provides for the Indemnitee to be afforded the benefit of a more favorable term or terms included in other indemnification agreements, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
24.    Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors, administrators, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect for the benefit of the Indemnitee and such personal and legal representatives, spouses, heirs, executors and administrators regardless of whether the Indemnitee continues to serve as an officer, director or other representative or agent of the Company or any other Person at the request of the Company. Except as otherwise provided in this Section 24, neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other Person without the express prior written consent of the Indemnitee.
25.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable for any reason, and the remaining provisions of this Agreement (including all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, to the fullest extent possible, the provisions of this Agreement

(including all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed or deemed reformed so as to give the maximum effect to the intent of the parties hereto manifested by the provision held invalid, illegal or unenforceable and to give the maximum effect to the terms of this Agreement.
26.    Notices. All notices, requests, demands, consents and other communications hereunder to any party and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties, and shall be effective only upon receipt by such party:
(a)    if to Indemnitee, to the address set forth on the signature page hereto.
(b)    if to the Company, to:
Dick’s Sporting Goods, Inc.
Attn: General Counsel
345 Court Street
Coraopolis, PA 15108
Notice of change of address shall be effective only when given in accordance with this Section 26. All notices complying with this Section 26 shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.
27.    Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws of such state or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
28.    Specific Performance. The Company and the Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that

Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that, by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or providing other undertakings in connection therewith. The Company acknowledges that in the absence of a court requiring a waiver, bond or undertaking of Indemnitee, the Company hereby waives any such requirement of a bond or undertaking.
29.    Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
30.    Counterparts. This Agreement may be executed in one or more counterparts (including by PDF or facsimile), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DICK’S SPORTING GOODS, INC.,
a Delaware corporation

By:
Name:
Title:

INDEMNITEE

By:
Name:

20